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                                                                    Exhibit 99.3


                                     PROXY

                             AXON INSTRUMENTS, INC.

                     PROXY SOLICITED BY BOARD OF DIRECTORS
    FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ____________, 2004

     The undersigned shareholder of Axon Instruments, Inc., revoking all prior proxies, hereby appoints Geoffrey Powell, Alan Finkel, Ph.D., and David Kenley (the "Proxy Holders"), or one of them, each with the power of substitution, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote the shares of Axon Instruments, Inc. common stock of the undersigned at the Special Meeting of Shareholders of Axon Instruments, Inc. to be held at _______________________, at __.m., on
____________, 2004, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation.

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                              FOLD AND DETACH HERE

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[X]  Please mark you vote
     as in this example.

                                                   FOR     AGAINST     ABSTAIN
1.  To approve the Agreement and Plan of Merger
    and Reorganization, dated as of March 20,
    2004, by and among, Molecular Devices
    Corporation, Astros Acquisition Sub I, Inc.,   [ ]       [ ]         [ ]
    Astros Acquisition Sub II, LLC and Axon
    Instruments, Inc. and the principal terms of the merger of Astros Acquisition Sub I, Inc.
    with and into Axon Instruments, Inc.

2. In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Special Meeting of Shareholders and at any continuation, postponement or adjournment thereof.
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                        This Proxy Card will be voted as specified or, if no
                        choice is specified, will be voted FOR proposal 1. The Board of Directors recommends a vote FOR proposal 1.

                        As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders to be held on ________, 2004 and the Joint Proxy Statement/Prospectus.

                        Change of Address:

                        _____________________________________________________

                        _____________________________________________________

                        _____________________________________________________

________________ Date: __________  _______________________ Date: ___________
  Signature(s)                          Signature(s)

NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person, stating title.

                              FOLD AND DETACH HERE
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